United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24277 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2012, Black Diamond, Inc. (the “Company” or “Black Diamond”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative of the underwriters named therein, relating to the public offering (the “Offering”) of 7,750,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), plus an additional 1,162,500 shares of Common Stock to cover an over-allotment option granted to the underwriters, at a price to the public of $7.50 per share (the “Offering Price”). Included in the total number of shares of Common Stock sold in the Offering were 1,333,333 shares of Common Stock purchased at the Offering Price by certain of the Company’s officers, directors and employees (the “Reserved Shares”). The Reserved Shares are subject to lock-up agreements restricting the sales of such shares for a period of 90 days, subject to extension under certain circumstances. The underwriters received an underwriting discount of 6%, or $0.45 per share, in connection with the sale of the shares of Common Stock in the Offering, other than with respect to the sale of the Reserved Shares, for which the underwriters did not receive any underwriting discount. The underwriters exercised the over-allotment option in full at the closing of the Offering. The net proceeds to the Company from the Offering, before expenses, were approximately $63.4 million.

The Common Stock was offered and sold pursuant to a prospectus dated February 1, 2011, a preliminary prospectus supplement filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 15, 2012 and a final prospectus supplement filed with the SEC on February 17, 2012, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-171164) declared effective by the SEC on February 1, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Underwriting Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Underwriting Agreement.

Item 8.01 Other Events.

On February 22, 2012, Black Diamond issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

10.1	Underwriting Agreement, dated as of February 16, 2012, among Black Diamond, Inc. and the several underwriters party thereto.

99.1	Press Release dated February 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2012

Black Diamond, Inc.

By:	/s/ Robert Peay
Name:	Robert Peay
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Underwriting Agreement, dated as of February 16, 2012, among Black Diamond, Inc. and the several underwriters party thereto.

99.1	Press Release dated February 22, 2012.